EXHIBIT 99.1

Performant Regains Continued Listing Standard Compliance with Nasdaq
LIVERMORE, Calif., January 23, 2020 - Performant Financial Corporation (Nasdaq:PFMT),(“the Company”), a provider of technology-enabled recovery and related analytics services, announced today that it received a letter dated January 22, 2020 from the Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that it has regained compliance with the minimum bid price requirement set forth in Rule 5450(a)(1) of the Nasdaq Listing Rules and that Nasdaq considers the matter closed.
In response to receiving the notification, Lisa Im, CEO of Performant said, “We want to reiterate our thanks to our shareholders for their continued support through our transformation over the past two years into a more diversified business with strong healthcare growth. We continue to execute on our goals and anticipate reporting positive EBITDA in Q4 of 2019, which we believe will lead to revenue growth and positive EBITDA in 2020.”
About Performant Financial Corporation
Performant Financial Corporation is a leading provider of technology-enabled recovery and related analytics services. The Company's services help identify and recover delinquent or defaulted assets and improper payments for various government, healthcare and financial services markets in the United States. The Company was founded in 1976 and is headquartered in Livermore, California. To learn more about Performant Financial, please visit http://performantcorp.com/.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues, and EBITDA in 2019 and 2020. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that the Company may not have sufficient cash flows from operations or the availability of funds under its credit agreement to fund ongoing operations and other liquidity needs, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that the Company faces a long period to implement a new contract which may result in the incurrence of expenses before the receipt of revenues from new client relationships, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of our significant clients would result in a material decline in our revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2018 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information:
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com